Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Repackaged GE Global Insurance Floating Rate Trust Certificates, Series 2002-1
*CUSIP:    76027XAA4

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2003.

INTEREST ACCOUNT
----------------

Balance as of    August 15, 2003.....                                    $0.00
        Swap Receipt Amount.....                                    $51,073.33
        Scheduled Income received on securities.....                     $0.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Swap Distribution Amount.....                                   -$0.00
        Distribution to the Holders.....                           -$51,073.33
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of    November 15, 2003.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    August 15, 2003.....                                    $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    November 15, 2003.....                                  $0.00


              UNDERLYING SECURITIES HELD AS OF   November 15, 2003

           Principal Amount      Title of Security
           ----------------      -----------------
           $12,000,000       GE Global Insurance Holding Corporation 7% Notes
                             due February 15, 2026
                             *CUSIP:   36158FAA8

                    CREDIT SUPPORT AS OF   November 15, 2003

           Notional Amount       Title of Security
           ---------------       -----------------
           $12,000,000       Swap Agreement Dated as of November 15, 2002
                             between the Trust and Lehman Brothers Derivative
                             Products Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.